Exhibit 99.2

ASSIGNMENT AND TRANSFER AGREEMENT

This Assignment and Transfer Agreement (“Agreement”) is entered into this 10th day of June, 2016 by and between Marc Seal (“Mr. Seal”), and AppSoft Technologies, Inc., a Nevada corporation (“AppSoft”) (AppSoft and Mr. Seal each, a “Party;” together, the “Parties”).

RECITALS

WHEREAS, Mr. Seal has conceived and developed certain concepts, artwork, story lines and related computer software in connection with a computer game titled “CryptoGene,” for mobile application; and

WHEREAS, Mr. Seal desires to transfer to AppSoft, and AppSoft desires to receive from Mr. Seal, ownership of all of Mr. Seal’s Intellectual Property and Intellectual Property Rights (each as defined below) in CryptoGene; and

WHEREAS, the Parties are party to a Consulting Agreement of even date herewith pursuant to which Mr. Seal has agreed to provide certain software development and other consulting services to AppSoft for the consideration provided therein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, and of the mutual promises contained in this Agreement, the Parties hereby agree as follows:

AGREEMENT

1.        Definitions

1.1.          “Assigned Property” means the property related to CryptoGene listed in Exhibit A and all Intellectual Property and Intellectual Property Rights forming a part of, embodied, in or necessary for use of the property.

1.2.          “CryptoGene” means the game software being developed under such working title and shall include any products or services in any format offered or published derived from the Intellectual Property underlying CryptoGene, whether or not released under such name or under a different name.

1.3.          “Intellectual Property” means, without limitation: all proprietary ideas, concepts, literary works, works of authorship, story lines (including all stories, plots, characters, characterizations, dialogue, treatments, drafts revisions and other adaptations thereof whether heretofore or hereafter written by Mr. Seal or any other person), audiovisual works, collective works, artwork, patentable ideas, copyrights and/or trade secrets, computer programs and software, compilations, databases, derivative works, maskworks, and sound recordings, including without limitation algorithms, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques, (“Works of Authorship”); and all products and services, schematics, research and development, marketing, and current or future business plans and models, including all technology and other intellectual property, regardless of form, including without limitation, inventions and discoveries, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish CryptoGene or any derivative work thereof or any group, product, or service related thereto or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); in each of the foregoing cases, whether existing and/or contemplated, published and unpublished, tangible or intangible, relating to CryptoGene.

1.4.          “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act (“Copyrights”); rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act (“Trademark Rights”); rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity (“Personality Rights”); rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and rights in, arising out of, or associated with domain names (“Domain Name Rights”).

2.        Assignment.

2.1.          Assignment. Subject to the provisions of Section 2.2, Mr. Seal hereby irrevocably grants, conveys, transfers and assigns to AppSoft and its successors, by execution hereof, all of his worldwide right title and interest in and to the Assigned Property, including any right to use or disseminate CryptoGene as a mobile application or in any other medium (including all other audio-visual rights, print and allied and incidental rights), all advertising, publication and promotion rights with respect to any part of CryptoGene or any adaptation or version thereof, and all merchandising, commercial tie-in, publishing and exploitation rights, to be held and enjoyed by AppSoft and its successors and assigns. Mr. Seal further irrevocably grants, conveys and assigns to AppSoft, by execution hereof, all of its worldwide right, title and interest in and to any and all causes of action and rights of recovery for past infringement or misappropriation of the Assigned Property, to be held and enjoyed by AppSoft and its successors and assigns. AppSoft hereby accepts the foregoing grants, conveyances and assignments. Mr. Seal hereby waives and agrees not to enforce all Moral Rights and all Personality Rights that Mr. Seal may have in the Assigned Property.

2.2.          Reversion of Rights. The assignment of the Assigned Property and other rights granted by Mr. Seal to AppSoft hereunder shall not include the right for Appsoft to assign or otherwise transfer ownership of the assigned property without the explicit written consent of Mr. Seal. The assignment of the Assigned Property and other rights granted by Mr. Seal to AppSoft hereunder shall revert from AppSoft to Mr. Seal without limitation, restriction, or additional terms in the event that AppSoft does not release a publically available version of CryptoGene or a product related thereto or derived therefrom or otherwise discontinues active development of CryptoGene for a term exceeding two (2) years from the date of this Agreement. Any such reversion of rights to Mr. Seal shall be achieved by agreement similar in form and content to this Agreement upon reaching the end of the two (2) year term.

2.3.          Exclusive Ownership. Without limiting the foregoing, AppSoft will have the exclusive right to commercialize, prepare and sell products based upon, license, sublicense, prepare derivative works from, and otherwise use and exploit the Transferred Software and Transferred Intellectual Property Rights. Mr. Seal hereby waives any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that Mr. Seal (or its employees, agents or consultants) has or may have in any Transferred Software or Transferred Intellectual Property Rights.

2.4.          Delivery. Promptly after the date hereof, Mr. Seal shall deliver to AppSoft:

(a)          the Assigned Property via FTP (File Transfer Protocol) download, as more particularly described in Exhibit A;

(b)          an Assignment of Copyright as set forth in Exhibit B.

2.5.          No Assumed Liabilities. The Parties agree that AppSoft shall not assume any liabilities associated with the Transferred Software or the Transferred Intellectual Property Rights that arose prior to or on the date hereof, regardless of whether any such liabilities are determined or asserted after the date hereof.

3.       Consideration. In consideration for the assignments made by Mr. Seal under this Agreement, AppSoft will pay to Mr. Seal the following royalties:

(a)          With respect to all CryptoGene and CryptoGene related or derived game software, the royalties set forth on Exhibit C, which shall under no circumstances be less than 5% of Net Profits (as defined below).

(b)          With respect to all novels, comics, graphic novels, short stories and other printed media, AppSoft shall pay to Consultant a perpetual royalty equal to 10% of Net Profits.

(c)          With respect to any non-videogame CryptoGene related products and properties not covered in subsection 3(a) or (b), AppSoft shall pay to Consultant a perpetual royalty equal to 3% of Net Profits.

(d)          For purposes of this Agreement, the term “Net Profits” means net profits generated by AppSoft from sales of the referenced item calculated, for all purposes, in accordance with generally accepted accounting principles.

(e)          The royalties provided for in this Agreement shall be payable commencing as of the date that the Company commences generating revenue from a reference product. For purposes of subsection 3(a), the “release” date shall be determined by an official publically announced release build and date in which the product is available to the general consumer market. By way of clarification, for purposes of subsection 3(a) only, “release” will not be determined by any testing phases such as Alpha or Beta builds, whether private or public and includes the development phase, as contemplated by the royalty payable in the first row of the table appearing in Exhibit C. For purposes of subsection 3(b) and (c), “release” is defined by availability of the item or content for purchase, rental, download, or viewing to the general consumer market accompanied with an official publically announced release date, in each respective market (platform and region).

(f)          All payments to Mr. Seal under this Agreement shall be made within ninety (90) days of the conclusion of the fiscal quarter.

(g)          Upon thirty (30) days’ prior written notice from Mr. Seal, AppSoft shall permit an independent certified public accounting firm selected by Mr. Seal and reasonably acceptable to AppSoft, at Mr. Seal’s expense, to have access during normal business hours to examine the pertinent books and records of AppSoft as may be reasonably necessary to verify the accuracy of the royalties payable to Mr. Seal hereunder. The examination shall be limited to the pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of such request. An examination under this Section 3(g) shall not occur more than once in any calendar year. The accounting firm shall disclose to Mr. Seal only whether the royalties payable to Mr. Seal are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Mr. Seal. Any such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to AppSoft) as to any of AppSoft’s confidential information that such accounting firms are provided, or to which they have access, while conducting any audit pursuant to this Section 3(g). If such accounting firm correctly concludes that additional royalties were owed during such period, AppSoft shall pay such additional royalties within sixty (60) days of the date Mr. Seal delivers to AppSoft such accounting firm’s written report so correctly concluding. If such underpayment exceeds three percent (3%) of the sums correctly due Mr. Seal then the reasonable fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by AppSoft. For clarity, in all other circumstances the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Mr. Seal. Any overpayments by AppSoft will be credited against future royalty obligations or at Licensee’s request, promptly refunded to Licensee.

4.        Creative Control. Mr. Seal will maintain creative control over all products and properties derived from the Assigned Property; provided, however, that in the event the Parties disagree with respect to the creative direction or the products or properties deriving from the Assigned Property proposed by Mr. Seal, if the Parties cannot agree upon a mutual solution, the Parties agree that a vote as to the creative direction and the products or properties deriving from the Assigned Property proposed by Mr. Seal shall be subject to a vote of Mr.. Seal, Brian Kupchik, the President of AppSoft, and Joseph Cheng, a majority of which shall prevail. Any vote may be taken on three (3) days’ prior written notice of the parties (unless otherwise waived in writing by any Party) to email addresses to be provided promptly after the date hereof. Once a vote is final, a decision may not be revisited without reasonable cause.

5.        Representations and Warranties. Mr. Seal represents and warrants to AppSoft that: he exclusively owns all right, title, and interest in and to the Assigned Property; he has not granted and will not grant any licenses or other rights to the Assigned Property to any third party; the Assigned Property is free of any liens, encumbrances, security interests, and restrictions on transfer; to Mr. Seal’s knowledge, the Intellectual Property that is assigned as part of the Assigned Property does not infringe Intellectual Property Rights of any third party; and there are no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property.

6.        Indemnification. Mr. Seal will defend, indemnify, and hold harmless AppSoft, and AppSoft’s officers, directors, shareholders, successors, and assigns, from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys’ fees, expenses, penalties, judgments, claims and demands of every kind and character that AppSoft, its officers, directors, shareholders, successors, and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of: the breach by Mr. Seal of any of the representations or warranties made by Mr. Seal under this Agreement; Mr. Seal’s use of the Assigned Property prior to the date of this Agreement; or Mr. Seal’s failure to perform its obligations under this Agreement.

7.        Further Assurances.

7.1.          Assistance. Mr. Seal will take all action and execute all documents as AppSoft may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in AppSoft. In addition, Mr. Seal will, at the request and sole cost and expense of AppSoft, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as AppSoft may reasonably require:

(a)          to apply for, obtain, register, maintain and vest in the name of AppSoft alone (unless AppSoft otherwise directs) Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

(b)          to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

(c)          to assist AppSoft with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

7.2.          Power of Attorney. If at any time AppSoft is unable, for any reason, to secure Mr. Seal’s signature on any letters patent, copyright, or trademark assignments to any or all of the Assigned Property, whether because of Mr. Seal’s unwillingness, or for any other reason whatsoever, Mr. Seal hereby irrevocably designates and appoints AppSoft and its duly authorized officers and agents as its agents and attorneys-in-fact, to act for and on its behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Mr. Seal for the sole purpose of securing rights to the covered assigned property. This Power of Attorney shall not extend beyond this purpose or allow AppSoft to further transfer or assign the assigned property to other parties without the additional explicit written consent of Mr. Seal.

8.        Miscellaneous.

8.1.          Injunctive Relief. A breach of this Agreement may result in irreparable harm to AppSoft and a remedy at law for any such breach will be inadequate, and in recognition thereof, AppSoft will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by Mr. Seal only by showing or proving actual damages.

8.2.          No Agency. Each Party shall in all matters relating to this Agreement act as an independent contractor. Neither Party shall have authority, nor shall either Party represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other, or to represent the other Party as agent or employee or in any other capacity. Neither execution nor performance of this Agreement shall be construed to have established any agency, joint venture, or partnership.

8.3.          Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns, except that Mr. Seal may not assign this Agreement without the consent of AppSoft. AppSoft may assign this Agreement in its discretion.

8.4.          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on Schedule A hereto or as subsequently modified by written notice.

8.5.          Governing Law and Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions. With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in New York County, New York.

8.6.          Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Mr. Seal and AppSoft.

8.7.          Waiver. No failure on the part of a Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, will operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy will preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising from this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

8.8.          Severability. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The Parties agree to negotiate in good faith an enforceable substitute provision for any unenforceable provision that most nearly achieves the intent and economic effect of the unenforceable provision. Notwithstanding the foregoing, if a court of competent jurisdiction determines that any restriction on any license granted herein is invalid or unenforceable, then the license grants to which such restriction relates shall terminate automatically.

8.9.          Entire Agreement. This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

8.10.         Assignment. AppSoft may assign all of its assets and other rights acquired hereunder in their entirety and in whole, and in part, provided the successor agrees in writing to be bound by all of the obligations set forth in this Agreement in the same manner as AppSoft. Mr. Seal shall have no right to assign or transfer this Agreement, or any of its rights hereunder, without the prior permission of AppSoft, which may be granted or withheld at AppSoft’s sole discretion. Any assignment in violation of this Section 8.10 is null and void.

8.11.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

APPSOFT TECHNOLOGIES, INC.	MARC A. SEAL

By:

Brian Kupchik, Chief Executive Officer	(Signature)

SCHEDULE A

NOTICE INFORMATION

APPSOFT TECHNOLOGIES, INC.		MARC A. SEAL

Brian Kupchik, Chief Executive Officer

Address:	1225 Franklin Avenue,	Address: 246 N Rutherford Ave
	Suite 325		Massapequa, NY, 11758
Garden City, NY 11530
		email:	MarcSeal20@gmail.com
email: bkupchik@appsofttechnologies.com

EXHIBIT A

ASSIGNED PROPERTY

Complete “CryptoGene” intellectual property (Any active and applicable trademarks, copyrights, patents, works, etc.)

CryptoGene website (www.CryptoGene.com)

CryptoGene software (Video Game for mobile and computer platforms)

CryptoGene: Origins (Work in Progress 50 Page Graphic Novel)

CryptoGene Short Story (Work in Progress 10 Page Graphic Novel)

EXHIBIT B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration, the receipt of which is hereby acknowledged, Marc A. Seal, an individual having an address at 246 N Rutherford Avenue, Massapequa, NY, 11758 (hereafter referred to as “Mr. Seal”), hereby grants and assigns to AppSoft Technologies, Inc., located at 1225 Franklin Avenue, Suite 325, Garden City, NY 11530 (hereinafter referred to as “AppSoft”) all right, title and interest whatsoever, throughout the world, in and under the copyright on the work entitled CryptoGene to have and to hold the same, unto AppSoft, its successors and assigns, for the full duration of all such rights, and any renewals and extensions thereof.

This assignment is made pursuant to, and is subject to all of the terms of the Assignment and Transfer Agreement between Mr. Seal and AppSoft, dated June ___, 2016.

IN WITNESS THEREOF, I have hereunto set hand and seal this

ASSIGNOR:

MARC A. SEAL

Date: June___, 2016	/s/ Marc Seal

ASSIGNEE:

APPSOFT TECHNOLOGIES, INC.

Date: June___, 2016	/s/ Brian Kupchik
Brian Kupchik
President

State of New York

S.S.

County of ________________

On this ___________day of June, 2016, before me personally came _______________________, to me known to be the person who is described in and who executed the foregoing assignment instrument and acknowledged to me that he executed the same of his own free will for the purpose therein expressed.

Expires:
Notary Public

EXHIBIT C

ROYALTIES SCALE

Period	Royalty Amount
Pre-Release (development)	10%
Year 1	10%
Year 2	8%
Year 3	7%
Year 4	6%
Year 5+	5%

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